Exhibt 24

                                POWER OF ATTORNEY

         The undersigned directors of Michigan Financial Corporation, a Michigan corporation, hereby constitute and appoint Howard L. Cohodas and Kenneth F. Beck, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as directors of Michigan Financial Corporation, the Form l0-K Annual Report to be filed with the Securities and Exchange Commission, Washington, D.C., pursuant to Section l3 or l5 (d) of the Securities Act of l934 for the fiscal year ended December 3l, l995.



Dated  January 15, 1996       /s/ ALFRED J. ANGELI
                                  Alfred J. Angeli


Dated  January 15, 1996       /s/ GARY L. BUTRYN
                                  Gary L. Butryn


Dated  January 15, 1996       /s/ WILLARD M. CARNE
                                  Willard M. Carne


Dated  January 15, 1996       /s/ WILLARD L. COHODAS
                                  Willard L. Cohodas


Dated  February 13, 1996      /s/ CLARENCE R. FISHER
                                  Clarence R. Fisher


Dated  January 15, 1996       /s/ HUGH C. HIGLEY, JR
                                  Hugh C. Higley, Jr.


Dated  January 15, 1996       /s/ DAVID HOLLI
                                  David Holli


Dated  January 15, 1996       /s/ DANIEL H. LORI
                                  Daniel H. Lori


Dated  January 15, 1996       /s/ FRED M. SAIGH
                                  Fred M. Saigh


Dated  January 15, 1996       /s/ JAMES L. SMITH
                                  James L. Smith